                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                         Date of Report:  July 6, 1998



                            CREATIVE COMPUTERS, INC.
                            ------------------------
             (Exact Name of Registrant as Specified in its Charter)



                                    Delaware
                                    --------
                        (State or Other Jurisdiction of
                         Incorporation or Organization)



          0-25790                              95-4518700
          -------                              ----------
  (Commission File Number)                  (I.R.S. Employer
                                           Identification No.)


                             2555 West 190th Street
                           Torrance, California 90504
                           --------------------------
              (Address of Principal Executive Offices) (Zip Code)



                                 (310) 354-5600
                                 --------------
                        (Registrant's telephone number,
                              including area code)

Item 5.  Other Events.

     On July 6, 1998, Creative Computers, Inc., (the "Registrant"), announced that the Registrant intends to separate its Internet auction subsidiary, uBid, Inc. ("uBid"), from the Registrant's other businesses and operations. As part of the plan to separate uBid from the Registrant, uBid has filed a registration statement covering an initial public offering of uBid Common Stock (the "Offering"). Upon completion of the Offering, the Registrant will own approximately 80% of uBid's Common Stock. The Registrant intends to distribute to its stockholders, subject to certain conditions, all of these remaining shares of uBid in a tax-free spin-off transaction in 1999 (the "Distribution"). The Distribution cannot occur earlier than 180 days following the consummation of the Offering.

     The net proceeds from the proposed Offering are expected to be used by uBid to repay the outstanding debt (the "Payable") owed by it to the Registrant (approximately $3 million at May 31, 1998 and expected to be approximately $4 million upon closing of the Offering), for working capital, and for the development of uBid's infrastructure. The Registrant intends to use the funds received from uBid upon repayment of the Payable for the Registrant's working capital purposes.

     The Registrant expects to receive, prior to the consummation of the Offering, an opinion from PricewaterhouseCoopers LLP to the effect that the Distribution will qualify as a tax-free distribution for federal income tax purposes under Section 355 of the Internal Revenue Code (the "PwC Opinion").
The Registrant may also decide, in its sole discretion, to seek a private letter ruling from the Internal Revenue Service to the same effect as the PwC Opinion (the "Letter Ruling"). Completion of the Distribution will be subject to the satisfaction, or waiver by the Board of Directors of the Registrant (the "Board"), in its sole discretion, of the following conditions: (i) the receipt of the PwC Opinion, in form and substance satisfactory to the Registrant, and confirmation of that opinion at the time of the Distribution; (ii) if a Letter Ruling is applied for, a Letter Ruling shall have been obtained and remain effective to the effect that, among other things, the Distribution will qualify as a tax-free distribution for federal income tax purposes under Section 355 of the Internal Revenue Code of 1986, as amended, and will not result in recognition of any gain or loss for federal income tax purposes to the Registrant, uBid, or the Registrant's or uBid's respective stockholders, and such ruling shall be in form and substance satisfactory to the Registrant; (iii) any material governmental approvals and third-party consents necessary to consummate the Distribution shall have been obtained and shall be in full force and effect; (iv) no order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Distribution shall be in effect, and no other event outside the control of the Registrant shall have occurred or failed to occur that prevents the consummation of the Distribution; and (v) no other events or developments shall have occurred subsequent to the consummation of the Offering that, in the judgment of the Board, would result in the Distribution having a material adverse effect on the Registrant or on the stockholders of the Registrant.

     There is no assurance that the foregoing conditions to the completion of the Distribution will be satisfied and, consequently, there is no assurance that the Distribution will occur.

     Reference is made to the press release filed as Exhibit 99 hereto. The information set forth in Exhibit 99 is hereby incorporated by reference herein.

     This Report contains certain forward-looking statements which involve known and unknown risks, uncertainties or other factors not under the Registrant's control which may cause the actual results, performance or achievements of the Registrant or uBid to be materially different from the results, performance or other expectations implied by these forward-looking statements. Such forward-looking statements include, among other things, discussions of the Registrant's and uBid's plans for the Offering and the Distribution, and expectations concerning market position, future operations, liquidity and capital resources, acquisitions, and achievement of financial benefits in connection therewith. Although the Registrant believes that the expectations reflected in the forward-looking statements are reasonable, the Registrant can give no assurance that such expectations will prove to be correct. Some of these risk factors include, but are not limited to, the inability to complete the Offering or to complete the Distribution, as well as those disclosed in the Registrant's report on Form 10-K for the fiscal year ended December 31, 1997 and in its other filings with the Securities and Exchange Commission. The Registrant assumes no duty to update any forward-looking statements.

     Item 7.  Financial Statements and Exhibits.

     (a)  Not applicable.

     (b)  Not applicable.

     (c)  Exhibits

          99  Text of Press Release dated July 6, 1998.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    CREATIVE COMPUTERS, INC.


Date:  July 9, 1998                 /s/ Rick Finkbeiner
                                    -----------------------------------
                                    Richard Finkbeiner
                                    Chief Financial Officer

                               Index to Exhibits


Exhibit     Description
-------     -----------
   99       Text of Press Release dated July 6, 1998